Exhibit 99.1

NEWS RELEASE

Coeur Announces Agreement to Sell Southern Nevada Holdings for Upfront Cash Consideration of $150 million

Chicago, Illinois – September 19, 2022 – Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced that it has entered into a definitive agreement (the “Agreement”) with a subsidiary of AngloGold Ashanti Limited (“AngloGold”) (NYSE: AU) to sell its Crown and Sterling (“Crown Sterling”) holdings for closing cash consideration of $150 million and deferred cash consideration of $50 million to be paid upon Crown Sterling attaining a total resource of at least 3.5 million gold ounces.

The Crown Sterling holdings comprise approximately 35,500 net acres and are located adjacent to AngloGold’s existing gold projects in Beatty County, Nevada. Subject to customary closing conditions, the transaction is expected to be completed in the fourth quarter of 2022.

“The divestiture of Crown Sterling unlocks significant value for Coeur stockholders and demonstrates our ongoing commitment to allocating capital into our existing portfolio of near-term core growth projects, highlighted by the Rochester expansion in northern Nevada,” said Mitchell J. Krebs, President and Chief Executive Officer. “The consideration represents a significant gain on our original investment.

“Following its recent acquisition of Corvus Gold, AngloGold has consolidated a significant portion of the Beatty district and is the logical operator of a future standalone mining operation in the Beatty district. We look forward to sharing in AngloGold’s future exploration success in this prospective district.”

Gibson, Dunn & Crutcher LLP is acting as legal counsel to Coeur.

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with four wholly-owned operations: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, The Company wholly-owns the Silvertip silver-zinc-lead development project in British Columbia and has interests in several precious metals exploration projects throughout North America.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the anticipated sale of Crown Sterling (including anticipated deferred consideration) and future prospects for the Beatty, Nevada mining district. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the transaction does not close on a timely basis or at all, the risk that anticipated deferred consideration does not become payable, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically-related conditions), changes in the market price of gold and a sustained lower price or higher treatment and refining charge environment, risks relating to permitting and regulatory delays (including the impact of government shutdowns), ground conditions, grade and recovery variability, any future labor disputes or work stoppages (involving the Company and its subsidiaries or third parties), the uncertainties inherent in the estimation of mineral reserves or mineral resources, the potential effects of the COVID-19 pandemic, including impacts to workforce, materials and equipment availability, inflationary pressures, continued access to financing sources, government orders that may require temporary suspension of operations and effects on suppliers or the refiners and smelters, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities. This does not constitute an offer of any securities for sale.

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Jeff Wilhoit, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com